Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial statements were prepared to assist readers in understanding the nature and effects of the sale (the “Asset Sale”) by Interpace Biosciences, Inc., (the “Company”), on August 31, 2022 of substantially all of the assets and the ongoing business comprising the Company’s Pharma Services business (“Interpace Pharma Solutions”) pursuant to the Asset Purchase Agreement, dated as of August 31, 2022, by and among Flagship Biosciences, Inc. (the “Buyer”), Interpace Pharma Solutions, Inc. and the Company (the “Asset Purchase Agreement”). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2022, and for the year ended December 31, 2021 have been prepared with the assumption that the Asset Sale was completed as of January 1, 2021. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2022 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (i) directly attributable to the Asset Sale, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Asset Sale had been completed on the dates indicated, or which may result in the future.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

INTERPACE BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2022

(in thousands, except share and per share data)

	Interpace Biosciences, Inc	Sale of Interpace Pharma Solutions (d), (e)	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$1,865	$-	$6,433	(f)	$8,298
Restricted cash	250	-	-		250
Accounts receivable, net of allowance for doubtful accounts of $72	6,446	(2,244)	-		4,202
Other current assets	2,697	(1,177)	500	(f)	2,020
Total current assets	11,258	(3,421)	6,933		14,770
Property and equipment, net	5,970	(5,621)	-		349
Other intangible assets, net	6,215	-	(4,719	)(b)	1,496
Goodwill	8,433	-	(8,433	)(b)	-
Operating lease right of use assets	3,483	(2,589)	-		894
Other long-term assets	129	(19)	-		110
Total assets	$35,488	$(11,650)	$(6,219)		$2,849

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,522	$(1,307)	$-		$2,215
Accrued salary and bonus	3,368	(509)	-		2,859
Other accrued expenses	8,793	(563)	-		8,230
Convertible debt	2,000	-	-		2,000
Current liabilities from discontinued operations	766	-	-		766
Total current liabilities	18,449	(2,379)	-		16,070
Contingent consideration	762	-	-		762
Operating lease liabilities, net of current portion	2,691	(2,496)	-		195
Line of credit	2,500	-	-		2,500
Note payable at fair value	7,782	-	-		7,782
Other long-term liabilities	4,720	(37)	-		4,683
Total liabilities	36,904	(4,912)	-		15,922

Commitments and contingencies

Redeemable preferred stock, $.01 par value; 5,000,000 shares authorized, 47,000 shares Series B issued and outstanding	46,536	-	-		46,536

Stockholders’ deficit:
Common stock, $.01 par value; 100,000,000 shares authorized; 4,277,317 shares issued, 4,229,948 shares outstanding	404	-	-		404
Additional paid-in capital	186,823	-	-		186,823
Accumulated deficit	(233,245)	(6,738)	(6,219	)(g)	(246,202)
Treasury stock, at cost (47,369 shares)	(1,934)	-	-		(1,934)
Total stockholders’ deficit	(47,952)	(6,738)	(6,219)		(60,909)
Total liabilities and stockholders’ deficit	(11,048)	(11,650)	(6,219)		(44,987)

Total liabilities, preferred stock and stockholders’ deficit	$35,488	$(11,650)	$(6,219)		$1,549

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

INTERPACE BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

	Pro Forma Six Months Ended June 30, 2022
	Interpace Biosciences Inc.	Sale of Interpace Pharma Solutions (a)	Adjustments		Pro Forma

Revenue, net	$19,728	$4,410	$-		$15,318
Cost of revenue	11,234	4,404	-		6,830
Gross profit	8,494	6	-		8,488
Operating expenses:
Sales and marketing	5,190	439	-		4,751
Research and development	566	131	-		435
General and administrative	7,597	1,728	-		5,869
Transition expense	146	146	-		-
Acquisition related amortization expense	1,071	436	-		635
Change in fair value of contingent consideration	(311)	-	-		(311)
Total operating expenses	14,259	2,880	-		11,379

Operating loss	(5,765)	(2,874)	-		(2,891)
Interest accretion expense	(85)	-	-		(85)
Related party interest	-	-	-		-
Note payable interest	(390)	-	-		(390)
Other income (expense), net	194	(4)	-		198
Loss from continuing operations before tax	(6,046)	(2,878)	-		(3,168)
Provision for income taxes	34	-	-	(c)	34
Loss from continuing operations	(6,080)	(2,878)	-		(3,202)

Loss from discontinued operations, net of tax	(106)	-	-		(106)

Net loss	$(6,186)	$(2,878)	$-		$(3,308)

Basic and diluted loss per share of common stock:
From continuing operations	$(1.44)				$(0.76)
From discontinued operations	(0.03)				(0.03)
Net loss per basic and diluted share of common stock	$(1.47)				$(0.78)
Weighted average number of common shares and common share equivalents outstanding:
Basic	4,219				4,219
Diluted	4,219				4,219

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

INTERPACE BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

	Pro Forma Year Ended December 31, 2021
	Interpace Biosciences Inc.	Sale of Interpace Pharma Solutions (a)	Adjustments		Pro Forma

Revenue, net	$41,314	$8,197	$-		$33,117
Cost of revenue	23,369	9,055	-		14,314
Gross profit	17,945	(858)	-		18,803
Operating expenses:
Sales and marketing	10,067	890	-		9,177
Research and development	1,882	389	-		1,493
General and administrative	13,669	2,964	-		10,705
Transition expense	2,585	1,688	-		897
Loss on DiaMir transaction	13	-	-		13
Acquisition related amortization expense	4,064	872	-		3,192
Change in fair value of contingent consideration	(338)	-	-		(338)
Total operating expenses	31,942	6,803	-		25,139

Operating loss	(13,997)	(7,661)	-		(6,336)
Interest accretion expense	(496)	-	-		(496)
Related party interest	(424)	-	-		(424)
Other income (expense), net	(496)	(10)	-		(486)
Loss from continuing operations before tax	(15,413)	(7,671)	-		(7,742)
Benefit for income taxes	(667)	-	-	(c)	(667)
Loss from continuing operations	(14,746)	(7,671)	-		(7,075)

Loss from discontinued operations, net of tax	(197)	-	-		(197)

Net loss	$(14,943)	$(7,671)	$-		$(7,272)

Basic and diluted loss per share of common stock:
From continuing operations	$(3.57)				$(1.71)
From discontinued operations	(0.05)				(0.05)
Net loss per basic and diluted share of common stock	$(3.61)				$(1.76)
Weighted average number of common shares and common share equivalents outstanding:
Basic	4,135				4,135
Diluted	4,135				4,135

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

INTERPACE BIOSCIENCES, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

1. INTERPACE PHARMA SOLUTIONS SALE

On August 31, 2022, the Company completed a sale of its Interpace Pharma Solutions business unit to the Buyer for an aggregate cash purchase price at the closing of approximately $7,000,000 ($500,000 of which has been deposited into escrow), subject to a potential post-closing working capital adjustment, and the assumption by the Buyer of certain specified liabilities. Under the Purchase Agreement, the Company is also entitled to receive an earnout payment on or before September 23, 2022 of up to $2,000,000, subject to the gross revenue of Interpace Pharma Solutions being greater than $7,000,000 for the period beginning September 1, 2021 and ending August 31, 2022.

2. UNAUDITED PRO FORMA ADJUSTMENTS

The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in the Company’s unaudited pro forma condensed consolidated financial statements:

(a) The amounts being eliminated represent the revenues, cost of revenues, and operating and other expenses that are attributable to the sale of Interpace Pharma Solutions.

(b) The net carrying amounts of goodwill and other intangible assets associated with Interpace Pharma Solutions. The balances became impaired and were immediately written off on the effective date of the Sale.

(c) Due to the existence of both current year operating losses and net operating loss carryforwards for the Company, any income tax expense resulting from the Sale would be offset. Therefore, no pro forma adjustment for income tax expense has been presented in connection with the Sale.

(d) Represents the disposition of the assets and liabilities that are being transferred as part of the Sale

(e) Net book value of Interpace Pharma Solutions:

Interpace Pharma Solutions assets to be sold	$11,650
Interpace Pharma Solutions liabilities to be assumed	(4,912)
Net book value of Interpace Pharma Solutions	$6,738

(f) To record sales proceeds, net of estimated closing costs, for the sale of Interpace Pharma Solutions. The cash proceeds were calculated based on management’s estimate of the probability of certain scenarios as defined in the Purchase Agreement.

Cash proceeds	$7,000
Escrow amount	(500)
Working capital adjustment	58
Transaction costs to be incurred at closing (bank fees, legal, accounting)	(125)
Net cash from Sale of Interpace Pharma Solutions	$6,433

(g) Adjustments to accumulated deficit:

Cash proceeds	$7,000
Transaction costs	(125)
Goodwill and other intangible asset impairments	(13,152)
$(6,277)